UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 4, 2006

Date of Report (Date of earliest event reported):

Commission File Number: 0-26307

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Jeantex Group, Inc.

(Exact name of registrant as specified in its charter)

Florida                                                                                                     82-0190257

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647

(Address of principal executive offices)

(714) 843-5455

(Issuer's telephone number, including area code)

Item 1.01    Entry into a Material Definitive Agreement.

On June 4, 2006, Jeantex Group, Inc. (the "Company") entered into an Amendment to Stock Purchase Agreement (the "Amendment") with Yves Castaldi Corp. ("Castaldi").  Pursuant to the terms of the Amendment, the Company has agreed to reduce its stake in Castaldi from 51% to 20% of the total issued and outstanding number of shares of Castaldi.  Castaldi has agreed to retain only 4,000,0000 of the 10,000,000 shares originally issued to it pursuant to the Agreement and will also retain $226,650 paid to Castaldi by the Company as consideration for the Company's 20% stake in Castaldi.  The remaining 6,000,000 shares will be immediately surrendered by Castaldi.  Yves Castaldi, President and CEO of Castaldi, will become the majority owner of Castaldi following the Closing of the Amendment.

Item 9.01    Financial Statements and Exhibits

Exhibits

    Exhibit 10.7 - Amendment to Stock Purchase Agreement between the Company and Yves Castaldi Corporation, dated June 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2006

JEANTEX GROUP, INC.

/s/ Henry Fahman

     Henry Fahman,

     Interim CEO